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                                        Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated January 26, 1996 included or incorporated by reference in Iomega Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP


Salt Lake City, Utah
October 30, 1996